As of June 1, 1999


Health Fitness Corporation
3500 West 80th Street, Suite 130
Bloomington, Minnesota 55431

         Re:      Sale of Assets of Health Fitness Corporation

Ladies and Gentlemen:

         Ableco Finance LLC, The Long Horizons Overseas Fund, Ltd., Styx Partners, L.P. and Styx International, Ltd., as direct or indirect assignees of Madeleine L.L.C. (individually and collectively, "Lender") and Health Fitness Corporation ("Borrower") have entered into certain financing arrangements as set forth in the Loan and Security Agreement, dated February 17, 1998 by and among Lender, Borrower and Health Fitness Rehab, Inc., The Preferred Companies, Inc., Health Fitness Rehab of Iowa, Inc., Duffy & Associates Physical Therapy Services Corp., Medlink Corporation, Medlink Services, Inc., Fitness Centers of America, Sports & Orthopedic Physical Therapy, Inc., Midlands Physical Therapy, Inc. and International Fitness Club Network, Inc. (collectively, "Guarantors"), as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated February 28, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 2 to Loan and Security Agreement, dated June 4, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 3 to Loan and Security Agreement, dated June 26, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 4 to Loan and Security Agreement, dated September 10, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 5 to Loan and Security Agreement, dated November 2, 1998, by and among Lender, Borrower and Guarantors, Amendment No. 6 to Loan and Security Agreement, dated January 8, 1999, by and among Lender, Borrower and Guarantors ("Amendment No. 6"), Amendment No. 7 to Loan and Security Agreement, dated February 26, 1999, by and among Lender, Borrower and Guarantors, Amendment No. 8 to Loan and Security Agreement, dated as of March 12, 1999, by and among Lender, Borrower and Guarantors, Consent and Amendment No. 9 to Loan and Security Agreement, dated as of May 10, 1999, by and among Lender, Borrower and Guarantors and Consent and Amendment No. 10 to Loan and Security Agreement, dated May 24, 1999, by and among Lender, Borrower and Guarantors (and together with all supplements thereto and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this letter agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").


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         Borrower and Farhat Fitness Services, Inc. ("Purchaser") have entered into an agreement pursuant to which Borrower has agreed to sell substantially all of Borrower's assets used specifically and directly by or in Borrower's ProSource division located at 5614 - 36th Street West, St. Louis Park, Minnesota 55416 (collectively, the "Sale Assets") as set forth in the Asset Purchase Agreement, dated as of May 25, 1999, between Borrower and Purchaser, as amended by an Amendment to Purchase Agreement, dated May 28, 1999, a Second Amendment to Purchase Agreement, dated July 1, 1999 and a Letter of Clarification between Purchaser and Borrower (collectively, the "Sale Contract Amendment"), between Borrower and Purchaser (as amended by the Sale Contract Amendment, the "Sale Contract").

         Borrower and Guarantors have requested that Lender amend Amendment No. 10 to Loan and Security Agreement, dated May 24, 1999, by and among Lender, Borrower and Guarantors (as amended hereby, "Amendment No. 10") and the other Financing Agreements in certain respects and Lender is willing to make such amendments, subject to the terms and conditions set forth herein.

         In consideration of the foregoing, and other good and valuable consideration, the parties hereto agree as follows:

         1. Application of Sale Proceeds. Lender has received $20,000 from Borrower on June 1, 1999 as the proceeds of the consideration paid by Purchaser pursuant to the Sale Contract Amendment, which Lender has applied to the Obligations. Notwithstanding anything to the contrary contained in Amendment No. 10, on the date of the consummation of the sale of the Sale Assets to Purchaser pursuant to the Sale Contract, Lender shall receive from Borrower, in cash or other immediately available funds, not less than an additional $60,000 as the unpaid proceeds from the sale of the Sale Assets pursuant to the Sale Contract for application to Obligations in such order and manner as Lender shall determine.

         2.  Reduction in Borrowing Base.

               (a) Section 1.8(a)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                      "(i) $4,830,000, as reduced: (A) on Monday of each week,
               commencing Monday, May 31, 1999, by an amount equal to twenty-five (25%) percent of the amounts received by Borrower or any Guarantor during the seven (7) day period immediately preceding each such Monday in payment or otherwise in respect of Accounts of Borrower, Health Fitness Rehab of Iowa, Inc., Duffy & Associates Physical Therapy Corp., Sports & Orthopedic Therapy, Inc. or Midlands Physical Therapy, Inc. arising out of or resulting from the rehabilitation and therapy business of Borrower, Health Fitness Rehab of Iowa, Inc., Duffy & Associates Physical Therapy Corp., Sports & Orthopedic Therapy, Inc. and Midlands Physical Therapy, Inc. (sold to HealthSouth Corporation pursuant to the Agreement to Purchase Assets, dated on or before May 15, 1999 among Borrower, Health Fitness Rehab of Iowa, Inc., Duffy & Associates Physical Therapy Corp., Sports & Orthopedic Therapy, Inc., Midlands Physical Therapy, Inc. and HEALTHSOUTH Corporation); (B) on the twenty-first day of each month, commencing on July 21, 1999, by an amount equal to twenty-five (25%) percent of the amounts received by Borrower or any Guarantor during the four week period immediately preceding such date in payment or otherwise in respect of Accounts of Borrower arising out of or resulting from the business of the "ProSource" division of Borrower (sold to Farhat Fitness Services, Inc. pursuant to the Asset Purchase Agreement dated as of May 25, 1999 between Borrower and Farhat Fitness Services, Inc.); (C) on Monday of each week, commencing on Monday, June 7, 1999, by an amount equal to forty (40%) percent of the amounts received by Borrower or any Guarantor during the seven (7) day period immediately preceding such Monday in payment or otherwise in respect of (I) the sale of Inventory of the "ProSource" division of Borrower prior to the date of the consummation of the sale of the "ProSource" division to Farhat Fitness Services, Inc. (including, without limitation, proceeds in respect of Accounts arising from any sale of such Inventory) and (II) the sale of equipment of Farhat Fitness Services, Inc. to customers of Borrower's ProSource division pursuant to the terms of Section 2(c) of the Amendment to Purchase Agreement, dated May 28, 1999, between Borrower and Farhat Fitness Services, Inc.; (D) upon the consummation of the sale of the "ProSource" division to Farhat Fitness Services, Inc. pursuant to the Asset Purchase Agreement, dated as of May 25, 1999, between Borrower and Farhat Fitness Services, Inc., as amended by the Amendment to Purchase Agreement, dated May 28, 1999, between Borrower and Farhat Fitness Services, Inc., the Second Amendment to Purchase Agreement, dated July 1, 1999, between Borrower and Farhat Fitness Services, Inc. and a Clarification Letter between Borrower and Farhat Fitness Services, Inc. (as amended, the "ProSource Purchase Agreement"), by an amount equal to $60,000; and (E) on or before the date that is seven (7) days after the date of the consummation of the sale of the "ProSource" division to Farhat Fitness Services, Inc. pursuant to the ProSource Purchase Agreement, by an amount equal to $10,000 minus the amount described in Section 1.8(a)(i)(C) hereof, or"

               (b) Section 3(a) of Amendment No. 6 is hereby amended by deleting the proviso thereto in its entirety, and substituting the following therefor:

                      "provided, that, the aggregate amount of Loans up to the
               amount of the Borrowing Base plus the Supplemental Loans outstanding at any time shall not exceed the amount equal to $4,830,000, as reduced by the amounts and on the dates set forth in Section 1.8(a)(i) of the Loan Agreement."

         3. Collateral Assignment of Notes. Exhibit A to the Collateral Assignment of Notes, dated February 17, 1998, between Borrower and Lender is hereby amended to delete the references therein to the three (3) promissory notes of Purchaser payable to the order of Borrower, two in the principal amount of $40,000 and one in the principal amount of $25,000, and to include the two
(2) promissory notes issued by Purchaser dated July 1, 1999, payable to the order of Borrower, one (1) in the principal amount of $75,000 and one (1) in the principal amount of $20,000, issued pursuant to the Sale Contract as in effect of the date hereof, which promissory notes shall be included in the Collateral.

         4. Effectiveness of Consent. Notwithstanding anything to the contrary set forth in Amendment No. 10, the consent of Lender to the sale by Borrower of the Sale Assets in accordance with the terms of the Sale Contract set forth in
Section 2 of Amendment No. 10 shall terminate on July 1, 1999 and shall be subject to the consummation of such sale on or before July 1, 1999. All references in Amendment No. 10 to "the date hereof" or "May 28, 1999" in respect of the date of the consummation of the sale of the Sale Assets shall be deemed to refer to the actual date of the consummation of the sale of the Sale Assets in accordance with the terms of the Sale Contract as in effect on the date of this Agreement, provided that the date of the consummation of the sale of the Sale Assets occurs on or before July 1, 1999.

         5. Effect of this Agreement. Except for the amendments expressly provided herein, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Agreement and the other Financing Agreements, the terms of this Agreement shall control. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by Borrower or any Guarantor or to entitle Borrower or any Guarantor to any other consent.

         6. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or proper to effectuate the provisions and purposes of this Agreement.

         7. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of law or choice of law).

         8. Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

                                            Very truly yours,

                                            ABLECO FINANCE, for itself
                                             and as agent

                                            By:

                                            Title:


AGREED:

HEALTH FITNESS CORPORATION
HEALTH FITNESS REHAB, INC.
DUFFY & ASSOCIATES PHYSICAL
 THERAPY SERVICES CORP.
THE PREFERRED COMPANIES, INC.
MEDLINK CORPORATION
HEALTH FITNESS REHAB OF IOWA, INC.
MEDLINK SERVICES, INC.
FITNESS CENTERS OF AMERICA
SPORTS & ORTHOPEDIC PHYSICAL THERAPY, INC.
INTERNATIONAL FITNESS CLUB NETWORK, INC.
MIDLANDS PHYSICAL THERAPY, INC.

By:

Title: